EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



PHC, Inc.
Peabody, MA

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.'s, 333-2246, 333-41494 and 333-76137) and Form S-8
(No. 333-102402) of PHC, Inc. of our report dated August 8, 2003, relating to the consolidated financial statements, which appears in this Form 10-KSB.


/s/ BDO Seidman, LLP
Boston, MA

September 18, 2003